UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Lithium Americas (Argentina) Corp.
Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2026-05-29
Reporting Entity ESTMA Identification Number	E517256		Original Submission Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - SubsidiaryReporting Entities Included in Report:	E186607 Millennial Lithium Corp.

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above.Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Alex Shulga				Date	2025-05-29
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Lithium Americas (Argentina) Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E517256
Subsidiary Reporting Entities (if necessary)	E186607 Millennial Lithium Corp.
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc... within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Argentina	Government of Salta Province	Provincial Revenue of Salta	214	214	Annual rights payment (REMSA). Payment completed in ARS pesos ARS $228,071, FX rate 0.000940 equal to USD $214.39

											Payments method of conversion at the exchange rate at the time payment was made. FX rates from OANDA currency converter, source of accounting system.
Argentina	Government of Salta Province	General Direction Revenue of Salta	228,764	228,764	Annual rights payment. Payment completed in ARS pesos ARS $245,758,112 FX rate 0.000931 equal to USD $228,764

											Payments method of conversion at the exchange rate at the time payments were made. FX rates from OANDA currency converter, source of accounting system.
Argentina	National Government of Argentina	ARCA (Agencia de Recaudacion y Control Aduanero) replacing former tax agency AFIP			331,438					331,438

Annual personal tax payment calculated on the basis of 0.5% on company's equity from foreign investors. Payment completed in ARS pesos ARS $480,345,293 FX rate 0.000690 equal to USD $331,438

Payments method of conversion at the exchange rate at the time payments were made. FX rates from OANDA currency converter, source of accounting system.

Chile	Tesoreria General de la Republica	SCM Pampa Union	140,966	140,966	Annual rights payment. Payment completed in CPL pesos ARS $133,918,132 FX rate 0.001053 equal to USD $140,966

											Payments method of conversion at the exchange rate at the time payments were made. FX rates from Banco de Chile.

Additional Notes:	FX rates based on the accountig system conversion as per payment date. OANDA currency converter is the source for the accounting system.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Lithium Americas (Argentina) Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E517256
Subsidiary Reporting Entities (if necessary)	E186607 Millennial Lithium Corp.
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Argentina	Proyecto Pastos Grandes	331,438		228,978					560,416	Local annual mineral rights. For individual payments break down, please refer to details in tab Payments by Payee
Chile	Arena Minerals Chile			40,966					140,966	Local annual mineral rights. For individual payments break down, please refer to details in tab Payments by Payee

Additional Notes[3]: